EXHIBIT 10.11

Federal Home Loan Bank of San Francisco

Executive Benefit Plan

The President, Executive Vice President, and Senior Vice Presidents are eligible for reimbursements of up to $12,000 in expenses for financial/estate planning, health club membership and parking under the Executive Benefit Plan (“EBP”) as follows:

BENEFIT	(1)BENEFIT GUIDELINES	TAXABLE/NON-TAXABLE
Financial/Estate Planning	$7,000	Taxable
Health Club Membership	3,000	Taxable
Parking	2,000	Non-taxable up to limit

TOTAL (maximum)	$12,000

(1)	The dollar amounts are guidelines. Participants may exceed the guidelines for each benefit (i.e., financial/estate planning) up to the total account maximum.

You may elect a financial/estate-planning source of your choice.

You may elect any health related club membership.

Your eligibility begins on the date you become an eligible officer. Benefits are prorated for the calendar year based on your eligibility date.

This benefit program is administered on a calendar year basis (Jan. 1 - Dec. 31.) Benefit amounts may not be carried over to the next year or cashed out. All unused benefit amounts are forfeited at yearend.

Some of your benefits under the EBP are considered taxable income as noted above, and will be included in your form W-2 wage statement at yearend.

REIMBURSEMENT PROCESS

1.	You have the option of submitting invoices to the Bank for reimbursement or you may arrange for the provider to bill the Bank directly. If you arrange for payment from the Bank to the provider, taxes (if applicable) will be deducted from your regular paycheck.

2.	Your invoices should be sent to the attention of Andrew Yee in Payroll.

3.	Payroll processes the reimbursement and sends the check to you or the provider.

4.	Payroll tracks your balance and provides a quarterly utilization report for your records.

5.	Payroll provides a final utilization report and a breakdown of amounts included in your form W-2 by January 31 of the following year.

The Bank reserves the right to amend or terminate any of its benefit programs at any time. The information provided is a general summary of the Executive Benefits provided by FHLBank SF for the position of Senior Corporate officers such as President, EVP, SVP.